EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form F-3 No. 333-219583) of Vodafone Group Plc,

(2)         Registration Statement (Form S-8 No. 333-81825) of Vodafone Group Plc, and

(3)   Registration Statement (Form S-8 No. 333-149634) pertaining to the Vodafone Global Incentive Plan;

of our reports dated 2 July 2020, with respect to the consolidated financial statements of Vodafone Group Plc and the effectiveness of internal control over financial reporting of Vodafone Group Plc included in this Annual Report (Form 20-F) for the year ended 31 March 2020.

/s/ Ernst & Young LLP

London, United Kingdom

2 July 2020